Exhibit 1

 Investor BreakfastCorporate Presentation  September 22, 2016

 Forward-Looking Statements  This presentation contains “forward-looking statements.”These statements include words like “may,” “expects,” “believes,” “plans,” “scheduled,” and “intends,” and describe opinions about future events. These forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of BioLineRx to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

BioLineRx Snapshot

- Drug development company focused on oncology & immunology
  - NASDAQ/TASE traded; strong balance sheet
- Transforming science into medicine
  - Leverage selected early-stage programs through advanced clinical trials and registration
- Lead program is BL-8040 oncology platform for multiple indications
  - Best-in-class CXCR4 antagonist
- Significant collaborations with leading pharma companies
  - Strategic collaboration with **Novartis** for joint development of Israeli-sourced assets
  - Immunotherapy collaboration with **Genentech** in multiple oncology indications (BL-8040 & Atezolizumab)
  - Immunotherapy collaboration with **Merck** in pancreatic cancer (BL-8040 & Keytruda)
  - Out-licensing of European rights for BL-5010 to **Perrigo**



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 Where are we at present?

                   Current Pipeline  PROJECT    INDICATION      PARTNERS  PRE-CLINICAL  PHASE I  PHASE II  PHASE III  REGULATORY APPROVAL  CANCER  IMMUNOLOGY  OTHER  Consolidation AML  Maintenance AML  Gastric cancer  Non-small cell lung cancer  Pancreatic cancer*  Pancreatic cancer  Stem-cell mobilization  Celiac disease and gluten sensitivity  Type 1 diabetes  NASH  BL-8040  BL-7010  BL-9020  BL-1210  BL-5010                      Regional out-license to Perrigo  Developed under strategic collaboration with Novartis  Collaboration with JHL for China and Southeast Asia  Immunotherapy collaboration with Merck (Pembrolizumab)  Immunotherapy collaboration with Genentech (Atezolizumab)            Skin Lesions  *Indication/protocol under final review.

Well Funded



- Cash position
  - ~$42 million as of June 30, 2016
  - Funds operational capital through end of 2018/into 2019



- Capital structure
  - Traded on NASDAQ and TASE (Symbol: BLRX)
  - 56 million shares outstanding; 65 million fully diluted
  - US shareholders represent ~70% of investor base, including key life-sciences investors
    - Novartis is largest shareholder; holds ~9% of Company



- Other
  - ~50 employees, approximately 2/3 with advanced degrees
  - Analyst coverage: JMP Securities, Roth Capital, Maxim Group

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 Current Status Report  Program  Current status today  Looking forward into 2017  BL-8040AML  r/r AML - successful phase 2aConsolidation AML phase 2b in full gear; understandings with EU agencies    BL-8040Immunotherapy  Merck agreement signed; phase 2a initiatedGenentech agreement signed    BL-8040SC Mobilization  Phase 2 initiated; understandings with FDA    BL-7010  Device designation in EUProgress on food supplement pathway, including new formulation, preps for GRAS designation and efficacy study    BL-5010  CE mark and product launch by Perrigo in Europe for initial OTC indication    Novartis Collaboration  Full alignment on screening process and therapeutic areasInitiation of first projects under collaboration    iPharma JVin China  JV established and operating

 Our future plans – for 2017 and beyond    9

2017 Expected Achievements

Program	Current status today	Looking forward into 2017
BL-8040 AML	• r/r AML - successful phase 2a • Consolidation AML phase 2b in full gear; understandings with EU agencies	• Consolidation AML study continues; LPI in study • Start of immunotherapy maintenance AML phase 1b
BL-8040 Immunotherapy	• Merck agreement signed; phase 2a initiated • Genentech agreement signed	• Merck - partial results announced • Genentech - multiple phase 1b studies initiated and in full gear
BL-8040 SC Mobilization	Phase 2 initiated; understandings with FDA	Interim and final results
BL-7010	• Device designation in EU • Progress on food supplement pathway, including new formulation, preps for GRAS designation and efficacy study	• GRAS designation • Start and completion of efficacy study • Initiation of BD process
BL-5010	CE mark and product launch by Perrigo in Europe for initial OTC indication	• Expansion of launch by Perrigo • Partnering deal for US market
Novartis Collaboration	• Full alignment on screening process and therapeutic areas • Initiation of first projects under collaboration	• Progress on existing projects • 4-5 new projects added
iPharma JV in China	JV established and operating	New projects, high valuations, value-added exposure to Asia

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 2017 Expected Achievements (cont.)  In addition to the above achievements, BioLineRx also expects to bring two additional IND-ready projects into the BLRX pipelineduring 2017

Expected Pipeline at End of 2017


PROJECT
INDICATION
PRE-CLINICAL
PHASE I
PHASE II
PHASE III
REGULATORY APPROVAL
PARTNERS
CANCER
BL-8040
Consolidation AML
Maintenance AML
Gastric cancer
Non-small cell lung cancer
Pancreatic cancer*
Pancreatic cancer
Stem-cell mobilization
Immunotherapy collaboration with Genentech (Atezolizumab)
Immunotherapy collaboration with Merck (Pembrolizumab)
Genentech
MERCK
New Project
TBD
New Project
TBD
IMMUNOLOGY
BL-7010
Celiac disease and gluten sensitivity
BL-9020
Type 1 diabetes
Collaboration with JHL for China and Southeast Asia
BL-1210
NASH
Developed under strategic collaboration with Novartis
New Project
TBD
Developed under strategic collaboration with Novartis
New Project
TBD
Developed under strategic collaboration with Novartis
JHL BIOTECH
NOVARTIS
OTHER
BL-5010
Skin Lesions
Regional out-license to Perrigo
New Project
TBD
Developed under strategic collaboration with Novartis
New Project
TBD
Developed under strategic collaboration with Novartis
Perrigo
NOVARTIS
*Indication/protocol under final review.

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BioLineRx in Five Years

- Our plan is to become a significant player in the biotech industry
  - With critical mass of advanced projects in development
  - Alongside portfolio of revenue-generating assets
- We intend to achieve the following:
  - 2-3 products in the market, with material amount of sustainable revenues
  - Pipeline of 3-5 clinical stage assets
  - Full infrastructure to advance assets through registration and market launch
  - Expansion of strategic collaborations with global pharma companies, with direct access to cutting edge technologies
  - One or more significant out-licensing deals with global pharma company
  - Execute strategic transactions as opportunities arise (in addition to traditional in-licensing model)

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 Closing slides

Major Milestones – 2016 and 2017

2016

- BL-7010 regulatory pathway determination ✓
- BL-8040 (Pancreatic Cancer) phase 2 initiation ✓
- BL-8040 immunotherapy agmt with Genentech ✓
- BL-8040 immunotherapy agmt with Merck ✓
- BL-8040 (AML) phase 2 completion ✓
- BL-8040 (SC Mobilization) phase 2 initiation ✓
- BL-5010 (Skin Lesions) CE Mark approval ✓
- BL-5010 (Skin Lesions) first product launch ✓
- BL-8040 (AML) – discussions with agencies ✓
- BL-8040 (SC Mobilization) phase 2 partial results

2017

- BL-7010 (Gluten Sensitivity) efficacy study initiation
- BL-8040 (Pancreatic Cancer) phase 2 partial results
- BL-7010 (Gluten Sensitivity) efficacy study completion
- BL-8040 (AML Maintenance) phase 1b initiation
- BL-8040 (Multiple Solid Tumors) phase 1b initiation
- BL-5010 (Skin Lesions) second product completion
- BL-8040 (AML Consolidation) LPI
- BL-8040 (SC Mobilization) phase 2 study completion

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BioLineRx in Five Years

- Our plan is to become a significant player in the biotech industry
  - With critical mass of advanced projects in development
  - Alongside portfolio of revenue-generating assets
- We intend to achieve the following:
  - 2-3 products in the market, with material amount of sustainable revenues
  - Pipeline of 3-5 clinical stage assets
  - Full infrastructure to advance assets through registration and market launch
  - Expansion of strategic collaborations with global pharma companies, with direct access to cutting edge technologies
  - One or more significant out-licensing deals with global pharma company
  - Execute strategic transactions as opportunities arise (in addition to traditional in-licensing model)

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Philip Serlin, CPA, MBAChief Executive Officerwww.biolinerx.com +972-8-642-9100    Thank  You